EXHIBIT 5.1
Morgan, Lewis & Bockius LLP
1111 Pennsylvania Avenue, N.W.
Washington, D.C. 20004
August 18, 2009
Board of Directors
United States Lime & Minerals, Inc.
5429 LBJ Freeway
Suite 230
Dallas, Texas 75240

Re:	Registration Statement on Form S-8 under the Securities Act of 1933, as Amended
Gentlemen:
We have acted as counsel to United States Lime & Minerals, Inc., a Texas corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-8 (the “Registration Statement”) for the registration of the offer and sale of up to 175,000 shares of the Company’s common stock, par value $0.10 per share (the “Shares”), subject to adjustment, pursuant to the United States Lime & Minerals, Inc. Amended and Restated 2001 Long-Term Incentive Plan (the “2001 Plan”).
We have participated in the preparation of the Registration Statement, and we have examined the Restated Articles of Incorporation and the Bylaws of the Company, as amended to date, the 2001 Plan, and such other documents, records, statutes and decisions as we have deemed necessary or appropriate for the purposes of the opinion expressed herein. As to matters of fact, we have relied upon representations of officers and representatives of the Company. In our examination, we have assumed the genuineness of documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.
Based upon the foregoing, it is our opinion that, when issued and delivered to eligible participants in accordance with the 2001 Plan, the Shares will be legally issued, fully paid and nonassessable.
We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.
Very truly yours,
/s/ MORGAN, LEWIS & BOCKIUS LLP